UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                    September 28, 2007
CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)
ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY 07073

(Address of principal executive offices)                              (Zip Code)
Registrant’s telephone number, including area code:           (201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
Section 8 — Other Events
Item 8.01     Other Events
     On September 28, 2007 Cambrex Corporation (“Cambrex” or “the Company”) entered into a Memorandum of Understanding regarding the settlement of all claims related to the securities class action entitled In re Cambrex Corp. Securities Litigation, Case No.2:03-cv-04896 (PGS) pending in the United States District Court for the District of New Jersey. The settlement includes a payment to class members of an amount which is well within the policy limits of, and is expected to be paid by, the Company’s insurance. As a result, it is not expected to impact the Company’s operating results. Cambrex continues to deny liability in the matter.
     Cambrex and plaintiffs anticipate executing a Stipulation of Settlement, outlining the terms of settlement. The settlement is subject to preliminary and final approval by the court and entry of an agreed upon Final Judgment. Class members will have the opportunity to either object to the terms of the settlement or to opt out of the class.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION
Date: October 4, 2007	By:	/s/ Peter E. Thauer
		Name:	Peter E. Thauer
		Title:	Senior Vice President, General Counsel and Corporate Secretary